SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant                                                      [X]

Filed by a party other than the registrant                                   [ ]

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                               AUGRID CORPORATION
                               ------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    -------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT))

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                        DEFINITIVE INFORMATION STATEMENT
                               DATED MAY 11, 2004

                               AUGRID CORPORATION
                        10777 WESTHEIMER ROAD, SUITE 1040
                              HOUSTON, TEXAS 77042
                                 (713) 532-2000

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

         This information statement (the "Information Statement") is furnished to the shareholders of AuGRID Corporation, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company. This information is first being mailed to shareholders on or about May 11, 2004.

         Effective July 31, 2003, shareholders of record, who, as of the close of business on July 31, 2003 (the "Record Date"), collectively held 309,684,752 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company or 69.9% of the Company's 442,583,480 issued and outstanding shares of the Common Stock, voted in favor of the below-described proposal (the "Proposal") with respect to the approval of an amendment to the Company's Articles of Incorporation. As a result, the Proposal was approved without the affirmative vote of any other shareholders of the Company. On August 12, 2003, the Company took corporate action in connection with the approved Proposal by filing an Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada. The Company did not file a Schedule 14C Information Statement prior to taking the corporate action described in the Proposal. This Information Statement is intended to cure the Company's filing deficiency with respect to the approved Proposal.

         The Company took the following corporate action pursuant to a written consent of the majority shareholders:

         1. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock to 690,000,000 and accordingly, increasing the total number of authorized shares of all classes of stock the Company is authorized to issue to 700,000,000.

         Only the Company's shareholders of record at the close of business on July 31, 2004 were entitled to notice of the Proposal. The Company is providing notice of such corporate action to shareholders of record as of a more current date, April 27, 2004.

           THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ M. J. Shaheed
                                -----------------
                                M. J. Shaheed
                                President, Chief Executive Officer and Director

                                Houston, Texas
                                May 11, 2004

                                TABLE OF CONTENTS


ABOUT THE INFORMATION STATEMENT..............................................1

           What Is The Purpose Of The Information Statement?.................1

           Who Was Entitled To Notice?.......................................1

           What Corporate Matters Did The Principal Shareholders Vote For
           And How Did They Vote?............................................1

           What Vote Was Required To Approve The Proposal?...................1

STOCK OWNERSHIP..............................................................3

PROPOSAL ONE APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF
           INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
           COMMON STOCK TO 690,000,000 SHARES AND ACCORDINGLY INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK THE
           COMPANY IS AUTHORIZED TO ISSUE....................................4

           General...........................................................4

           Amendment To Articles Of Incorporation............................4

           Vote Required.....................................................5

           Purposes And Effects Of The Amendment.............................5

           Description Of Securities.........................................5

           Dividends.........................................................6

           Transfer Agent....................................................6

           Anti-Takeover Effects Of Provisions Of The Articles Of
           Incorporation.....................................................6


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.....6


DELIVER OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS..................7

                               AUGRID CORPORATION
                        10777 WESTHEIMER ROAD, SUITE 1040
                              HOUSTON, TEXAS 77042
                                 (713) 532-2000

                              INFORMATION STATEMENT
                                   MAY 11, 2004

         This Information Statement contains information related to certain corporate actions of AuGRID Corporation, a Nevada corporation and is expected to be mailed to shareholders on or about May 11, 2004.

                        ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

         This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders of a corporate action that was previously taken pursuant to the consents of principal shareholders. Shareholders holding a majority of the Company's outstanding Common Stock acted upon certain corporate matters outlined in this Information Statement. The corporate action consisted of the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 690,000,000 and, accordingly, increase the total number of authorized shares of all classes of stock the Company is authorized to issue to 700,000,000. On August 12, 2003, the Company filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada with respect to such increase in authorized Common Stock.

WHO WAS ENTITLED TO NOTICE?

         Each outstanding share of Common Stock as of record on the close of business on the Record Date, July 31, 2003, was entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's 442,583,480 issued and outstanding shares of Common Stock voted in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal was required.

         Effective July 31, 2003, shareholders of record, who, as of the Record Date, collectively held 309,684,752 shares of Common Stock, or 69.9% of the Company's 442,583,480 issued and outstanding shares of Common Stock, voted in favor of the Proposal, pursuant to a Written Consent of Shareholders. As a result, the Proposal was approved without the affirmative vote of any other shareholders of the Company. On August 12, 2003, the Company took corporate action in connection with the Proposal by filing an Amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada. The Company did not file a Schedule 14C Information Statement prior to taking the corporate action described in the Proposal. This Information Statement is intended to cure the Company's filing deficiency with respect to the approved Proposal. Only the Company's shareholders of record at the close of business on July 31, 2003 were entitled to notice of the Proposal. The Company is providing notice of such corporate action to shareholders of record as of a more current date, April 27, 2004.

WHAT CORPORATE MATTERS DID THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW DID THEY VOTE?

         Shareholders holding a majority of the outstanding stock voted for the following matter:

          o FOR the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 690,000,000 and, accordingly, increase the total number of authorized shares of all classes of stock the Company is authorized to issue to 700,000,000 (see page 4).

WHAT VOTE WAS REQUIRED TO APPROVE THE PROPOSAL?

           For the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 690,000,000 and, accordingly, increase the total number of authorized shares of all classes of stock the Company is authorized to issue to 700,000,000, the affirmative vote of a majority of the shares of Common Stock outstanding on the

Record Date, or 442,583,480 shares, was required for approval. Shareholders holding 309,684,752 shares voted for the approval of the amendment.

           The corporate action described in the Proposal was taken August 12, 2003 when the Company filed an Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada.

                                 STOCK OWNERSHIP

           The following table presents certain information regarding the beneficial ownership of all shares of Common Stock as of July 31, 2003 for each executive officer and director of the Company, as well as persons who owned more than five percent (5%) of the Company's Common Stock. As of July 31, 2003, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company's Common Stock. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. There were no other classes or series of capital stock outstanding other than 317,500 shares of preferred stock described on page 5. As of July 31, 2003, the Company had 442,583,480 shares of Common Stock outstanding.

                                           COMMON STOCK BENEFICIALLY OWNED
---------------------------------------------------------------------------------------------------------------------
                                                                                 AMOUNT AND
                                                                                 NATURE OF
                                                                                 BENEFICIAL             PERCENTAGE OF
TITLE OF CLASS             NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP                 CLASS(1)
-----------------------    ------------------------------------------------    ---------------          -------------

Common Stock               M. J. Shaheed                                         36,998,145(1)                8.4%
                           10777 Westheimer Road, Suite 1040
                           Houston, Texas  77042

Common Stock               Dan Rubin(2)                                         230,000,000(1)               51.9%
                           10940 Wilshire Boulevard
                           Los Angeles, California  90074


Common Stock               Mary F. Sloat-Horoszko                                15,673,833                   3.5%
                           10777 Westheimer Road, Suite 1040
                           Houston, Texas  77042

Common Stock               Stan Chapman                                          12,176,667                   2.7%
                           10777 Westheimer Road, Suite 1040
                           Houston, Texas  77042

Common Stock               Michael Young                                         14,669,667                   3.3%
                           10777 Westheimer Road, Suite 1040
                           Houston, Texas  77042

Common Stock               Essa Mashni                                              156,440                      *
                           10777 Westheimer Road, Suite 1040
                           Houston, Texas  77042

---------------

*          Represents less than 1%.
(1) Applicable percentage of ownership is based on 442,583,480 shares of Common Stock outstanding as of July 31, 2003, together with securities exercisable or convertible into shares of Common Stock within 60 days of July 31, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or convertible with 60 days of July 31, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider Trading Regulations - percentage computation is for form purposes only.
(2) In addition, Mr. Shaheed, Chief Executive Officer of the Company, may have been deemed to have beneficial ownership and voting rights of the 230,000,000 shares of Common Stock from a one-year proxy from Mr. Dan Rubin, of Rubin Investment Group Inc., granted July 27, 2003. The proxy was non-transferable and did not prohibit Dan Rubin or Rubin Investment Group Inc. from selling the shares in open market transactions.

                                  PROPOSAL ONE
       APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
         TO 690,000,000 SHARES AND ACCORDINGLY INCREASE THE TOTAL NUMBER
                  OF AUTHORIZED SHARES OF ALL CLASSES OF STOCK
                       THE COMPANY IS AUTHORIZED TO ISSUE

GENERAL

           Prior to filing an Amendment to the Articles of Incorporation with the Secretary of State of Nevada on August 12, 2003, the Company was authorized to issue 490,000,000 shares of Common Stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share. On June 13, 2003, the Board of Directors of the Company unanimously approved and recommended to the shareholders an amendment to Article 4 of the Company's Articles of Incorporation to: (i) increase the number of shares of Common Stock that the Company is authorized to issue from 490,000,000 to 690,000,000, and (ii) accordingly increase the total number of shares of all classes of stock the Company is authorized to issue from 500,000,000 to 700,000,000. The Board of Directors determined that this amendment was advisable and should be adopted by the shareholders. The full text of the proposed amendment to the Articles of Incorporation is set forth below.

AMENDMENT TO ARTICLES OF INCORPORATION

           Article 4 of the Company's Articles of Incorporation was amended and restated in its entirety as follows:

                            ARTICLE 4: CAPITALIZATION

           The total number of shares which the Company shall have the authority to issue is 700,000,000 shares of two classes of capital stock to be designated respectively preferred stock ("Preferred Stock"), Common Stock ("Common Stock").

           The Common and/or preferred stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

           The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares with a par value of $0.001 per share.

           The total number of Common Stock the Corporation shall have authority to issue is 690,000,000 shares with a par value of $0.001 per share.

           The Preferred Stock authorized by the corporation shall be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

                  (1) The designation of each series and the number of shares that shall constitute the series;

                  (2) The rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

                  (3) Whether shares of each series may be redeemed and, if so, the redemption price shall be 25 common shares for every 1 share of preferred stock and the terms and conditions of redemption;

                  (4)      Sinking fund  provisions,  if any, for the redemption
                           or  purchase  of  share  of  each  series   which  is
                           redeemable;

                  (5) The amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

                  (6) The voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

VOTE REQUIRED

           The affirmative vote of a majority of the Company's voting power was required for approval of this Proposal.

PURPOSES AND EFFECTS OF THE AMENDMENT

           The amendment increased the number of shares of Common Stock the Company is authorized to issue from 490,000,000 to 690,000,000. The additional 200,000,000 shares became part of the then-existing class of Common Stock and, if and when issued, will have the same rights, privileges and preferences as the shares of Common Stock presently issued and outstanding. On July 31, 2003, 442,583,480 shares of the Company's Common Stock were issued and outstanding and held of record by 704 registered shareholders.

           The Board of Directors believed that it was desirable to increase the number of shares of Common Stock the Company is authorized to issue to ensure that the Company has sufficient shares of Common Stock to be used in connection with any future mergers and acquisitions, to raise additional capital through public offerings or private placements of Common Stock or securities convertible into additional authorized shares in connection with the exercise of stock options or outstanding convertible securities.

           The issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the shareholders. The increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

DESCRIPTION OF SECURITIES

COMMON STOCK

           As of April 27, 2004, the authorized capital stock of the Company consists of 690,000,000 shares of Common Stock, par value $0.001 per share. As of April 27, 2004, the Company had 634,510,898 shares of Common Stock issued and outstanding. Each share of the Company's Common Stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company's Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of the Company's Common Stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company's Common Stock. In the event of liquidation, dissolution or winding up the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.


PREFERRED STOCK

           Currently, the Company has 10,000,000 shares of authorized preferred stock, par value $0.001 per share. As of April 27, 2004, the Company had 8,317,500 shares of preferred stock issued and outstanding. The 8,317,500 shares of preferred stock have no voting rights. The authorized shares of preferred stock, as well as shares of Common Stock, will be available for issuance without further action by shareholders, unless action by shareholders is required by applicable law or the rules of any stock exchange on which our securities may be listed.

SECURED CONVERTIBLE DEBENTURES

           In January 2004, the Company issued a Secured Convertible Debenture to Cornell Capital Partners in the principal amount of $150,000. The convertible debenture is convertible into shares of the Company's Common Stock at a price per share that is equal to the lesser of: (i) an amount equal to 100% of the closing bid price of the Company's Common Stock as of the date of the convertible debenture or (ii) an amount equal to 80% of the average of the lowest daily volume weighted average price of the Company's Common Stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 5% per year and is convertible at the holder's option. The convertible debenture may be paid in cash or converted into shares of our Common Stock unless converted earlier by the holder.

WARRANTS

           N/A

STOCK OPTIONS

           N/A

DIVIDENDS

           As of April 27, 2004, the Company has not paid any dividends in cash or other securities to its shareholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

TRANSFER AGENT

           TRANSFER AGENT AND REGISTRAR. The transfer agent for our Common Stock is Signature Stock Transfer, Inc., One Preston Park, 2301 Ohio Drive - Suite 100, Plano, Texas 75093. (972)614-4120.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

           AUTHORIZED AND UNISSUED STOCK. Authorized but unissued shares of Common Stock and preferred stock would be available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including, but not limited to, future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

           INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

           (a) No officer or director of the Company has any substantial interest in the matters that were acted upon as discussed in this Information Statement other than his role as an officer or director of the Company.

           (b) No director of the Company opposed the actions taken by the Company set forth in this Information Statement.

           DELIVER OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

           Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company ash received contrary instructions for one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 10777 Westheimer Road, Suite 1040, Houston, Texas 77042, or by calling the Company at (713) 532-2000, and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ M. J. Shaheed
                                -----------------------------------------------
                                M. J. Shaheed
                                President, Chief Executive Officer and Director Houston, Texas
                                May 11, 2004








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